Exhibit 10.2

                                OPTION AGREEMENT

     THIS OPTION AGREEMENT (this "AGREEMENT) is made and entered into as of February , 2003 by and among Ugomedia Interactive Corporation, a corporation incorporated under the laws of the State of Nevada ("UGOMEDIA"), Sciax Technology Inc., a corporation incorporated under the laws of Canada ("SCIAX") and Ken Smart, a resident of the Province of Ontario ("SMART").

                                    RECITALS

     WHEREAS Ugomedia, Sciax and 4137639 Canada Inc. entered into a common stock purchase agreement (THE "PURCHASE AGREEMENT") dated January 8, 2003, as amended, relating to a share exchange transaction;

     AND WHEREAS Smart is a founding shareholder of Sciax;

     AND WHEREAS it is a condition to the completion of the transactions contemplated by the Purchase Agreement that this Agreement be entered into by the parties granting to Smart the option to purchase certain intellectual property currently owned by Sciax in accordance with the terms and conditions set forth in this Agreement.

         NOW THEREFORE, in consideration of the premises and of the mutual agreements hereinafter contained, the value and sufficiency of which is hereby acknowledged by the parties, the parties hereto agree as follows:

1.   OPTION TO PURCHASE INTELLECTUAL PROPERTY ASSETS.

     (a) Option to Purchase. Subject to applicable law, upon the occurrence of a Triggering Event (as hereinafter defined), Smart shall have an irrevocable first option to purchase (the "PURCHASE OPTION") the intellectual property described in Schedule "A" attached hereto (the "IP ASSETS") together with all such additions, variations, improvements, derivatives and amendments to such IP Assets made from time to time following the date hereof for an amount equal to the Fair Market Value (as hereinafter defined). For greater certainty, the IP Assets shall not include any new intellectual property (not related to the IP Assets) acquired by Sciax or Ugomedia from third parties following the date of this Agreement.

     (b)  Triggering   Event.  The  term  "Triggering   Event"  shall  mean  the
          occurrence of any of the following events:

          (i)  an offer by Sciax to sell any of the IP Assets to a third party;

          (ii) a change of control of Sciax;

          (iii) Sciax determines to cease to carry on its business;

          (iv) a general assignment by Sciax or Ugomedia for the benefit of its creditors or a proposal or arrangement under the Bankruptcy and Insolvency Act (Canada) or similar legislation;

          (v) Sciax or Ugomedia shall be declared or adjudicated a bankrupt or a liquidator, trustee in bankruptcy, custodian, receiver, manager or any other officer with similar powers is appointed by or for Sciax or Ugomedia or Sciax or Ugomedia's business or Sciax or Ugomedia consents to such appointment;

          (vi) Sciax or Ugomedia shall propose a compromise or arrangement, shall institute proceedings to be adjudged bankrupt or insolvent, shall consent to the initiation of such proceedings, or seeks formal protection from its creditors;or

          (vii) a breach of this Agreement by Ugomedia and/or Sciax.

     (c) Notice of Triggering Event. Sciax and Ugomedia shall provide a written notice of the Triggering Event (the "EVENT NOTICE") to Smart at least thirty (30) Business Days prior to the occurrence of such Triggering Event or in the case of (v) above, as soon as knowledge of such event is known to Sciax or Ugomedia. For the purposes of this Agreement, a "Business Day" shall mean any day except Saturday, Sunday or any day on which banks are generally not open for business in the City of Toronto, Ontario.

     (d) Exercise of Purchase Right. To exercise the Purchase Right, Smart shall notify Sciax and Ugomedia in writing of its intent to do so (the "EXERCISE NOTICE") within five (5) Business Days (the "EXERCISE PERIOD") of receiving the Event Notice. Upon giving such Exercise
          Notice, Smart shall be bound to acquire the IP Assets at the Fair Market Value. Failure by Smart to deliver the Exercise Notice during the Exercise Period shall be deemed a waiver by Smart of his right to acquire the IP Assets.

     (e) Selection of Valuator. Within five (5) Business Days of delivering the Exercise Notice, Smart shall deliver to Sciax and Ugomedia a list setting forth the names of at least three (3) certified business valuators ("VALUATORS") for the determination of the Fair Market Value of the IP Assets. Sciax and Ugomedia shall select one of the proposed Valuators following which Smart, Sciax and Ugomedia shall jointly retain the Valuator to determine the Fair Market Value, as at the date of the Triggering Event, of the IP Assets, applying such principles of valuation as the Valuator considers appropriate in the circumstances.

     (f) Co-operation and Delivery of Valuation. Each of the parties hereto shall in all respects co-operate with the Valuator in the determination of the Fair Market Value of the IP Assets. In particular, each of the parties shall make available to the Valuator all such documents and information with respect to the affairs of the parties as the Valuator may reasonably require to make its determination of the Fair Market Value, and shall make their personnel available at all reasonable times to assist in such determination. Within ten (10) Business Days following its appointment, the Valuator shall provide each of Smart, Sciax and Ugomedia with its determination of Fair Market Value. If the Valuator specifies a range of values for the Fair Market Value, the Fair Market Value shall be the mid-point of the range.

     (g) No Appeal of Valuation. The valuation of the IP Assets as determined by the Valuator shall be final and binding on all parties and there shall be no appeal from the valuation determined by the Valuator.

     (h) Fees and Disbursements. All fees, disbursements and other costs and expenses associated with the determination of the Fair Market Value by the Valuator in accordance with the provisions of this Section shall be borne by Smart.

     (i) Delivery of IP Assets. Following the determination of the Fair Market Value by the Valuator, the transfer of the IP Assets shall occur within ten (10) Business Days (the "CLOSING DATE") of such determination and Sciax shall cause the IP Assets to be sold to Smart free and clear of all mortgages, liens, pledges, charges, encumbrances, equities, claims, covenants, conditions or other restrictions in consideration for the payment of the Fair Market Value by Smart to Sciax which Sciax acknowledges shall be the sole consideration to be paid for the IP Assets. In the event Smart fails to pay the Fair Market Value for the IP Assets on or before the Closing Date, Smart's right to acquire the IP Assets shall terminate.

2.   ENFORCEABILITY.

     The parties hereto acknowledge and agree that the enforceability of this Agreement may be limited by any applicable bankruptcy, insolvency, winding-up, reorganization, arrangement, moratorium or other laws affecting creditors' rights generally.

3.   NOTICES.

     Any notice to any party hereto given pursuant to this Agreement shall be in writing addressed as follows:

     If to Sciax:

     233 Carlaw Ave., Suite 401
     Toronto, Ontario
     M4M 3N6

     Facsimile: (416) 778-8775

     If to Ugomedia:

     233 Carlaw Ave., Suite 401
     Toronto, Ontario
     M4M 3N6

     Facsimile: (416) 778-8775

     If to Smart:

     42 Logan Avenue
     Toronto, Ontario
     M4K 1L5

     Any such address may be changed by any party by written notice to the other party. Any notice shall be deemed delivered (i) if delivered personally, when received, or (ii) if mailed by registered or certified mail, postage pre-paid, return receipt requested, when received; or (iii) if delivered by courier service when received; or (iv) if sent by facsimile on the day so faxed if sent before 5:00pm (Toronto time) on such day.

4.   DISPUTE RESOLUTION.

     (a) Arbitration. All disputes between parties arising in connection with this Agreement shall be finally settled by an arbitrator chosen in accordance herewith. The arbitration shall be held in Toronto, Ontario in accordance with the Arbitration Act (Ontario), as amended from time to time. The law governing the procedures and substance of the arbitration will be that of the Province of Ontario. The arbitration proceedings, all documents and all testimony, written or oral, produced in connection therewith shall be kept confidential. The arbitrator may determine all questions of law and jurisdiction (including questions as to whether the dispute is arbitrable) and has the right to grant legal and equitable relief (including injunctive and other interim relief and the right to grant permanent and interim injunctive relief), and shall apportion all costs between the parties taking into consideration, among other factors, the percentage of the total amount in dispute that is represented by the amount of claims asserted by a party but rejected by the arbitrator, including reasonable legal fees, interest and costs of the arbitration, provided that nothing herein shall prevent the parties hereto from seeking interim injunctive relief in a court of competent jurisdiction pending resolution of the dispute in accordance with this section. The arbitrator may not amend or otherwise alter the terms and conditions of the Agreement.

     (b) Selection of Arbitrator. The parties shall have ten (10) Business Days to agree upon the arbitrator commencing on the day on which written notice was given by the party initiating the arbitration. Upon expiry for the fifteen day period and regardless of an agreement being reached as the arbitrator, either or both parties may apply to the court to appoint the arbitrator. The court shall appoint the arbitrator within twenty (20) Business Days after such request and shall notify the parties of the appointment.

     (c) Discovery. The parties shall make available to the arbitrator all information requested in accordance with the applicable rules of arbitration, including production of all relevant records and documents. All notices and other communications required to be delivered pursuant to the applicable rules of arbitration shall be delivered to the address specified in the Agreement.

5.   MISCELLANEOUS.

     (a) No Assignment. Neither party to this Agreement may assign, transfer or otherwise convey any or all of its rights or obligations hereunder without the prior written approval of the other party.

     (b) Amendment. No amendment to this Agreement shall be effective unless it is in writing and executed by both parties.

     (c) Expenses of the Parties. Each party shall pay its respective expenses incurred in connection with the negotiation, execution and performance of this Agreement.

     (d) Severability. If any one or more of the provisions contained in this Agreement or in any document executed in connection herewith shall be invalid, illegal or unenforceable in any respect under the applicable law, the validity, legality, and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired; provided, however, that in such case the parties shall use their best efforts to achieve the purpose of the invalid provision.

     (e) Governing Law. This Agreement and all actions contemplated hereby shall be governed by and construed and enforced in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein, including the principles of conflict of laws thereof. The parties hereby irrevocably attorn to the exclusive jurisdiction of the courts of the Province of Ontario in respect of the subject matter of this Agreement and irrevocably agree to be bound by any judgment rendered thereby in connection with this Agreement, subject in each case to all rights to appeal such decisions to the extend available to such parties.

     (f) No Waiver of Rights. No failure or delay on the part of either party in the exercise of any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude other or further exercise thereof or of any other right or power. The waiver by any party or parties hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach hereunder. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

     (g) Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be executed either in original or faxed form and the parties adopt any signatures received by a receiving fax machine as

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

          original signatures of the parties; provided, however, that any party providing its signature in such manner shall promptly forward to the other party an original of the signed copy of this Agreement which was so faxed.

     (h) Headings. The inserted headings are for convenience only and should not be used to construe or interpret this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                                             SCIAX TECHNOLOGY INC.


                                             Per:
                                                 ------------------------------
                                             Name:
                                             Title:


                                             UGOMEDIA INTERACTIVE CORPORATION


                                             Per:
                                                 ------------------------------
                                             Name:
                                             Title:


--------------------------                       ------------------------------
WITNESS                                                       KEN SMART

                                  SCHEDULE "A"

                                    IP ASSETS


For the purposes of the Agreement, the term "IP Assets" shall include all rights to and interests in:

(a) all business and trade names, corporate names, brand names and slogans related to the business of Ugomedia and/or Sciax;

(b) Confidential or proprietary information or material regarding Ugomedia and/or Sciax, both existing and contemplated, including, without limitation, corporate information, contractual licensing arrangements, plans strategies, tactics, policies, patent, trade-mark and trade name applications, information concerning suppliers; marketing information, including sales, investment and product plans, customer lists, strategies, methods, customer, prospects and market research data; financial information, including cost and performance data; operational and scientific information, including trade secrets; software, technical information, including technical drawings and designs; inventions (whether or not protectable under patent laws), works of authorship, information fixed in any tangible medium of expression (whether or not protectable under copyright laws) and personnel information;

(c) right, title, and interest in and to, each of the Innovations, and any associated intellectual property rights, which are from time to time reduced to practice, created, derived, developed or made by employees and or agents or consultants of Ugomedia and/or Sciax, which either (i) relate, at the time of conception, reduction to practice, creation, derivation, development, or making of such Innovation, to Ugomedia's and/or Sciax's business or actual or demonstrably anticipated research or development, or
     (ii) were developed with the use of any of Ugomedia's and/or Sciax's equipment, supplies, facilities or trade secret information, or (iii) resulted from any work performed for by the employees and/or agents or consultants of Ugomedia and/or Sciax. As used in this Agreement, the term "Innovations" means all processes, improvements, inventions (whether or not protectable under patent laws), works of authorship, information fixed in any tangible medium of expression (whether or not protectable under copyright laws), moral right, mask works, trademarks, trade names, trade dress, trade secrets, know-how, ideas (whether or not protectable under trade secret laws), and all other intellectual property protectable under intellectual property laws.

(d) all inventions, patents, patent rights, patent applications (including all reissues, divisions, continuations, continuations-in-part and extensions of any patent or patent application), industrial designs and applications for registration of industrial designs related to the business of Ugomedia and/or Sciax;

(e) all copyrights and trade-marks (whether used with wares or services and including the goodwill attaching to such trade-marks), registrations and applications for trade-marks and copyrights (and all future income from such trade-marks and copyrights) related to the business of Ugomedia and/or Sciax;

(f) all rights and interests in and to processes, lab journals, notebooks, data, trade secrets, designs, know-how, product formulae and information, manufacturing, engineering and other drawings and manuals, technology, blue prints, research and development reports, agency agreements, technical information, technical assistance, engineering data, design and engineering specifications, and similar materials recording or evidencing expertise or information related to the business of Ugomedia and/or Sciax;

(g) all other intellectual and industrial property rights throughout the world related to the business of Ugomedia and/or Sciax;

(h)  all licences of the intellectual property listed in items (a) to (g) above;

(i) all future income and proceeds from any of the intellectual property listed in items (a) to (g) above and the licences listed in item (h) above; and

(j) all rights to damages and profits by reason of the infringement of any of the intellectual property listed in items (a) to (i) above.

                                  SCHEDULE 3.3
                                  SHAREHOLDINGS


---------------------------------------- ---------------------------- ------------------------------------------------
              SHAREHOLDER                     # OF SCIAX SHARES                 SHARE CONSIDERATION PAYABLE
---------------------------------------- ---------------------------- ------------------------------------------------
Ken Smart                                        20,782,000           18,812,142 Exchangeable Shares
                                                                      4,703,036 Preferred Shares
---------------------------------------- ---------------------------- ------------------------------------------------
Tracy Fihrer                                       42,000             38,019 Ugomedia Common Shares
---------------------------------------- ---------------------------- ------------------------------------------------
Catherine E. Davis                                 30,000             27,156 Ugomedia Common Shares
---------------------------------------- ---------------------------- ------------------------------------------------
1144193 Ontario Ltd.                               30,000             27,156 Ugomedia Common Shares
---------------------------------------- ---------------------------- ------------------------------------------------
Yazdan Mazair                                      50,000             45,261 Ugomedia Common Shares
---------------------------------------- ---------------------------- ------------------------------------------------
Barbara Thompson                                   166,000            150,265 Ugomedia Common Shares
---------------------------------------- ---------------------------- ------------------------------------------------
TOTAL                                            21,100,000
---------------------------------------- ---------------------------- ------------------------------------------------

                                  SCHEDULE 3.6
                                  SHAREHOLDERS


---------------------------------------- -----------------------------------------------------------------------------
                 NAME                                            ADDRESS/COUNTRY OF RESIDENCE
---------------------------------------- -----------------------------------------------------------------------------
Ken Smart                                                              42 Logan Avenue
                                                                   Toronto, Ontario, Canada
                                                                           M4K 1L5
---------------------------------------- -----------------------------------------------------------------------------
Tracy Fihrer                                                           106 Crimson Way
                                                                   Toronto, Ontario, Canada
                                                                           M2L 1T6
---------------------------------------- -----------------------------------------------------------------------------
Catherine E. Davis                                                395 Crossing Bridge Place
                                                                   Aurora, Ontario, Canada
                                                                           L4G 7N1
---------------------------------------- -----------------------------------------------------------------------------
1144193 Ontario Ltd.                                               1243 Lakeshore Road West
                                                                  Oakville, Ontario, Canada
                                                                           L6L 1E7
---------------------------------------- -----------------------------------------------------------------------------
Yazdan Mazair                                                           214 Heath St.
                                                                   Toronto, Ontario, Canada
                                                                           M4V 1V5
---------------------------------------- -----------------------------------------------------------------------------
Barbara Thompson                                                  449 Walmes Road, Unit 303
                                                                   Toronto, Ontario, Canada
                                                                           M5P 2X9
---------------------------------------- -----------------------------------------------------------------------------

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